UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2009
Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)		93940 (Zip Code)
(831) 642-9300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On October 27, 2009, Century Aluminum Company issued a press release announcing it expected to commence, on October 28, 2009, an exchange offer and consent solicitation for its 7.5% Senior Notes due 2014 (the “2014 Notes”) and a separate consent solicitation for its 1.75% Senior Convertible Notes due 2024 (the “2024 Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Item 7.01, including exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
     Copies of the Offering Circular and Consent Solicitation Statement, dated October 28, 2009 (the “Offering Circular and Consent Solicitation Statement”) related to the 2014 Notes exchange offer and consent solicitation and the Consent Solicitation Statement, dated October 28, 2009 (the “Consent Solicitation Statement”) related to the 2024 Notes consent solicitation are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.
     The exchange offer and consent solicitation relating to the 2014 Notes and the consent solicitation relating to the 2024 Notes are being made solely pursuant to the Offering Circular and Consent Solicitation Statement and the Consent Solicitation Statement, respectively. The Offering Circular and Consent Solicitation Statement relating to the 2014 Notes and the Consent Solicitation Statement relating to the 2024 Notes contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated October 27, 2009.

99.2	Offering Circular and Consent Solicitation Statement, dated October 28, 2009, related to the 2014 Notes exchange offer and consent solicitation

99.3	Consent Solicitation Statement, dated October 28, 2009, related to the 2024 Notes consent solicitation

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date: October 28, 2009	By:	/s/ William J. Leatherberry
		Name:	William J. Leatherberry
		Title:	Senior Vice President, General Counsel and Assistant Secretary